VolitionRx Provides a Business Update and Appoints Key Officers to Drive Commercialization Efforts

AUSTIN, Texas, February 2, 2021 /PRNewswire/ -- VolitionRx Limited (NYSE AMERICAN: VNRX) (“Volition”) today provided a business update and announced the appointment of a new Chief Financial Officer, Mr. Terig Hughes, in addition to the appointment of Dr. Gaetan Michel as Chief Operating Officer, Mr. Gael Forterre as Chief Commercial Officer, and Dr. Mark Eccleston as Chief Technology Officer.

“Despite the pandemic we achieved a lot throughout 2020 and the momentum has continued into 2021 with a very busy January. We have opened our new manufacturing facility “Silver One”, announced additional non-dilutive funding of approximately $4 million and presented the first data from our large-scale lung cancer study,” commented Cameron Reynolds, President and Group Chief Executive Officer. “As we transition from a research and development company to a commercial company, we are delighted to strengthen the leadership team with the appointment of Terig and Gael and the well-deserved promotions of Gaetan and Mark. All four bring strong global expertise and experience to their respective roles and these appointments aim to provide a very strong product focus to our management team. Please take a few minutes to watch the video below for a company update and to meet the new members of our management team.”

Mr. Reynolds added, “We would also like to thank Mr. David Vanston, our former Chief Financial Officer, for his contributions to Volition during his tenure with us and we wish him well in his future endeavors.”

Watch a video providing a business update and introducing Volition’s new team members here: https://youtu.be/JznLeU0UOtg

Mr. Hughes, our new Chief Financial Officer, is a seasoned finance professional with over twenty-five years of accounting, finance and business management experience gained through an international career spanning the United States, Europe and Asia and joins Volition from AUM Biosciences Pte. Ltd., a fast-growing biotechnology company focused on developing novel cancer drugs, where he acted as Chief Financial Officer since 2018. Prior to then, Mr. Hughes held a number of senior leadership positions at Elsevier, a division of RELX Group plc, a FTSE 100 company, including regional Managing Director and regional Finance Director for Elsevier Health Solutions. He has extensive experience in financial reporting, planning & analysis, and profit and loss management, as well as product commercialization, licensing and distributor management.

Mr. Hughes holds a Bachelor’s degree in Accounting and Law from De Montfort University, Leicester, UK.

Commenting on his appointment Mr. Hughes said, “I am delighted to join Volition at this exciting time, not only will product launches help saves lives through earlier diagnosis they should also help provide long term value for our stockholders.”

Mr. Gael Forterre, our new Chief Commercial Officer, has over 15 years of experience investing in and scaling fast growing companies. Mr. Forterre started his career as a hedge fund analyst in Paris and worked in a number of investment banking and trading roles over ten plus years, including launching Armori Capital Management LLC in 2014, for which he conducted a large number of investments on behalf of family offices/institutional investors and became active in supporting the growth of its portfolio companies.  Most recently, from 2017 until joining Volition, he served as the Chief Executive Officer of Ucroo Incorporated, a fast-growing collaboration and communication technology company, which he led to a tripling in revenue growth two years in a row.  Mr. Forterre continues to serve as a board member of Ucroo Incorporated and Article22.

Mr. Forterre holds a Master’s degree in finance from Sorbonne Paris I and a double MBA from Columbia Business School and the London Business School.

“After more than 15 years of investing and helping companies scale, I find Volition to have the most compelling potential,” commented Mr. Forterre, “and am delighted to join the passionate team to drive commercialization of the product pipeline.”

Mr. Forterre will focus on building a strong commercialization plan and team to drive the extensive range of products to be developed using the Nu.Q™ platform.

Dr. Gaetan Michel, our new Chief Operating Officer, has been with Volition almost seven years, previously serving as Chief Operating Officer of Belgian Volition and currently as Chief Executive Officer of Belgian Volition. With over 15 years of project management, manufacturing and operational experience, Dr. Michel is ideally placed to oversee and expand Volition’s global operations including the newly opened Innovation Hub in San Diego, the manufacturing facility “Silver One” and Research and Development Facility in Belgium, as well as expanding the veterinary subsidiary in Texas, U.S.A.

“I am honored to accept the position of Chief Operating Officer of Volition,” commented Dr. Michel, “and look forward to executing our expansion plans throughout 2021 and beyond as we roll out our Nu.Q™ platform worldwide.”

Dr. Mark Eccleston, one of Volition’s founding scientists will now serve as our new Chief Technology Officer. Dr. Eccleston has over 20 years’ experience in the biotechnology sector and holds a PhD in Polymer Chemistry for biomedical applications. In this new role, he will identify and review new and innovative infrastructures which will aid in the deployment of Volition’s proprietary Nu.Q™ platform.

“After ten years with Volition it is still tremendously rewarding working on such a cutting-edge technology,” commented Dr. Eccleston, “Nu.Q™ not only has the potential to help diagnose cancer, but potentially many other serious conditions. I look forward to this new role where I can play a key part in evaluation and sourcing the technology platforms that can assist with a range of Nu.Q™ product launches.”

For further details please contact mediarelations@volition.com.

About Volition

Volition is a multi-national epigenetics company developing simple, easy to use, cost effective blood tests to help diagnose a range of cancers and other diseases. Early diagnosis has the potential to not only prolong the life of patients, but also to improve their quality of life. The tests are based on the science of Nucleosomics™, which is the practice of identifying and measuring nucleosomes in the bloodstream or other bodily fluid - an indication that disease is present. Volition is primarily focused on human diagnostics but also has a subsidiary focused on animal diagnostics.

Volition's research and development activities are centered in Belgium, with a small laboratory in California and additional offices in Texas, London and Singapore, as the company focuses on bringing its diagnostic products to market.

For more information about Volition, visit Volition's website volition.com or connect with us via:

Twitter: https://twitter.com/volitionrx

LinkedIn: https://www.linkedin.com/company/volitionrx

Facebook: https://www.facebook.com/VolitionRx/

YouTube: https://www.youtube.com/user/VolitionRx

The contents found at Volition's website address, Twitter, LinkedIn, Facebook, and YouTube are not incorporated by reference into this document and should not be considered part of this document.  The addresses for Volition's website, Twitter, LinkedIn, Facebook, and YouTube are included in this document as inactive textual references only.

Media / Investor Contacts

Louise Batchelor, Volition mediarelations@volition.com +44 (0)7557 774620	Scott Powell, Volition investorrelations@volition.com +1 (646) 650 1351
Jen Lewis, Pegasus jen.lewis@thisispegasus.co.uk +44 (0)7809 867943	Joseph Green, Edison Advisors jgreen@edisongroup.com +1 (646) 653 7030

Safe Harbor Statement

Statements in this press release may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. Words such as “expects,” “anticipates,” “intends,” “plans,” “aims,” “targets,” “believes,” “seeks,” “estimates,” “optimizing,” “potential,” “goal,” “suggests,” “could,” “would,” “should,” “may,” “will” and similar expressions identify forward-looking statements. These forward-looking statements relate to the effectiveness of Volition’s blood-based diagnostic and prognostic tests, and Volition’s ability to develop and successfully commercialize such test platforms for early detection of cancer and other diseases. Volition’s actual results may differ materially from those indicated in these forward-looking statements due to numerous risks and uncertainties, including, without limitation, results of studies testing the efficacy of its tests. For instance, if Volition fails to develop and commercialize diagnostic or prognostic products, it may be unable to execute its plan of operations. Other risks and uncertainties include Volition’s failure to obtain necessary regulatory clearances or approvals to distribute and market future products; a failure by the marketplace to accept the products in Volition’s development pipeline or any other diagnostic or prognostic products Volition might develop; Volition’s failure to secure adequate intellectual property protection; Volition will face fierce competition and Volition’s intended products may become obsolete due to the highly competitive nature of the diagnostics market and its rapid technological change; downturns in domestic and foreign economies; and other risks identified in Volition’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as other documents that Volition files with the Securities and Exchange Commission. These statements are based on current expectations, estimates and projections about Volition’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are made as of the date of this release, and, except as required by law, Volition does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

Pursuant to the disclosure requirements of the NYSE American Company Guide Section 711(a), Volition is reporting that its Board of Directors (including all of its independent directors) has approved the issuance of a warrant to purchase up to 185,000 shares of Volition common stock (the "Warrant") to Mr. Terig Hughes as a material inducement for his entering employment with Singapore Volition Pte. Limited, Volition’s wholly-owned subsidiary, as Chief Financial Officer and Treasurer. The Warrant has an exercise price of $4.90 per share and is exercisable commencing February 1, 2022 (subject to (i) continued employment through such date, and (ii) the shares underlying the Warrant shall have been duly approved for listing by the NYSE American prior to exercise) with an expiration date of February 1, 2027.

Nucleosomics™ and Nu.Q™ and their respective logos are trademarks and/or service marks of VolitionRx Limited and its subsidiaries. All other trademarks, service marks and trade names referred to in this press release are the property of their respective owners.